LEASE AGREEMENT

LANDLORD	THIS AGREEMENT ("Lease"), dated the __8th_____ day of April, 2015

TENANT
between ARKANSAS DEMOCRAT-GAZETTE, INC., with a notice address of 200 River Market Avenue, Suite 501, Little Rock, Arkansas 72201, (hereinafter referred to as “Landlord”) and INUVO, INC. (hereinafter referred to as "Tenant").

W-I-T-N-E-S-S-E-T-H:

That each of the aforesaid parties acknowledges receipt of a valuable consideration from the other and they and each of them act herein in further consideration of the covenants of the other as herein stated. Landlord and Tenant agree as follows:

ARTICLE I

PREMISES
1.1 That Landlord does hereby grant, demise and lease unto Tenant the premises or space in the Museum Center (hereinafter referred to as "Building"), 500 President Clinton Ave, Little Rock, Pulaski County, Arkansas, as outlined in red on the floor plan attached hereto (hereinafter referred to as Exhibit “A"), which shall be on the third floor of the Building, consisting in the aggregate of 12,245 square feet of net rentable area as follows: (i) Suite 300 consisting of 5,359 square feet of net rentable area; (ii) Suite 303 consisting of 486 square feet of net rentable area; and (iii) Suite 305 consisting of 6,400 square feet of net rentable area (hereinafter referred to as "Premises").

The term "net rentable area" as used herein, shall refer to (I) in the case of a single tenancy floor, all floor area measured from the plane set by the inside surface of the outer glass of the Building to the inside surface of the opposite outer wall, excluding only the areas ("service areas") within the outside walls used for elevators, mechanical rooms, janitor rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts but including any such areas which are for the specific use of the particular tenant such as special stairs or elevators, and (ii) in the case of a partial floor, all floor areas within the plane set by the inside surface of the outer glass or wall enclosing the tenant occupied portion of the floor and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, foyers, restrooms, for the use of all tenants on the particular floor (hereinafter sometimes called "common areas"), but including a proportionate part of the common areas located on such floor based upon the ratio which the tenant's net rentable area on such floor bears to the aggregate net rentable area on such floor. No deductions from net rentable area are made for columns or projections necessary to the Building. The net rentable area in the Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be the aggregate amount of square feet hereinabove stated, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Premises for occupancy so long as such work is done in accordance with the terms and provisions hereof.
USE OF

PREMISES	1.2 The Premises are to be used and occupied continuously throughout the term hereof for the business of general office exclusively, and for no other purpose whatever.
TERM OF

LEASE
1.3 The Premises are hereby demised unto Tenant for a period of sixty (60) months from the Commencement Date. Landlord shall deliver possession and access to the Premises with keys upon a fully executed Lease and a copy of Tenant’s insurance as described herein so that Tenant may commence their construction in the Premises.

The Commencement Date shall be the earlier of:

a. the Scheduled Commencement Date on September 1, 2015 or;

b. the date of substantial completion of the Premises as defined below; provided the Commencement Date shall not be extended for delays which are due to (x) special changes or additions required by Tenant; (y) delays of Tenant in submitting plans or specifications, supplying information, giving authorization, or otherwise; or (z) any default or other delay of Tenant (collectively, “Tenant Delays”). The Tenant shall be bound by a written certification by Landlord as to the date that the Premises are ready for occupancy by the Tenant and, in the event that there are Tenant Delays, the Tenant's architect shall determine in its reasonable discretion the date that the Premises would have been ready for occupancy but for such Tenant Delays.

If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy by Tenant, or if any present occupant of the Premises holds over and Landlord cannot acquire possession of the Premises before the Commencement Date, then (a) Landlord shall not be in default hereunder or be liable for damages therefor and (b) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing, by occupying the Premises, Tenant shall be deemed to have accepted the Premises in its condition as of the date of such occupancy, and the Commencement Date shall be the date of such occupancy. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested same, a letter confirming (i) the Commencement Date, (ii) that Tenant has accepted the Premises, and (iii) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter). The term “substantial completion” (or “substantially complete”) as used in the Lease means the date when the Premises are ready for occupancy by Tenant, subject to completion of minor details of construction or minor mechanical adjustments that do not significantly interfere with Tenant's occupancy.

Landlord currently occupies Suite 305 and shall relocate their FF&E from the Suite within fifteen (15) days after lease execution.

In connection with this Lease, upon Landlord’s request Tenant shall execute a subsequent agreement setting forth the specific Commencement Date and expiration date of the Lease in the form of Exhibit “E”.

RENTAL
1.4 (a) Tenant shall pay to Landlord as rent for the Premises during the term of this Lease a monthly installment, payable in advance on the first day of every month without notice, demand, offset or deduction, and such rent beginning with the commencement of the term; provided, however, that in the event the term shall commence pursuant to Section 1.3 hereof on a date other than the first day of a month then the monthly installments for the first month of the term and the last month of the term shall be pro-rated accordingly and such pro-rated installment for the first month of the term shall be payable with and in addition to the monthly installment due on the first day of the first full month following commencement of the term (the date the first monthly installment of rent is due, whether the term shall have commenced on a date other than the first day of a month or not, is hereinafter referred to as the "Initial Rent Payment Date". If rent has not been paid by the 10th of the month in which it is due, 5% of the monthly payment will be assessed as a late charge. The amount of each such installment shall be equal to the following:

(i)
For the period commencing on the first month of the term and ending one (1) year subsequent to the Initial Rent Payment Date ("Initial Rent Period") the amount of each monthly installment ("Initial Monthly Rent") shall be equal to the amount of $14,285.83 per month (see paragraph 4.16).

(ii)
After the Initial Rent Period and each subsequent twelve month period during the term of this Lease, the monthly rent payable by Tenant shall be increased by an additional two percent (2%) over the rent payable for the immediately preceding year.

(b) Whenever, by the terms of the Lease, Tenant is required to make payments or furnish items at the expense of Tenant, all such additional items required to be paid by Tenant are to be considered as additional rent and Landlord is to have the same rights and remedies upon the nonpayment of such as Landlord has for the nonpayment of the rent provided in this Section 1.4.

SECURITY
1.5 Landlord acknowledges receipt of Tenant's check in the amount of $14,285.83 Dollars be held as security for the performance of Tenant's covenants herein contained. Upon default by Tenant in making any payment or performing any obligation herein provided, Landlord shall have the right but not the obligation to apply said deposit toward payment of any arrearage of rent or other payments required of Tenant hereunder, or toward payment of any other damages, injury, cost or expense incurred by Landlord and caused by Tenant. If all or any part of the deposit shall be so applied by Landlord, then within ten (10) days after Landlord shall make demand upon Tenant for a replacement deposit equal in amount to the deposit so applied, which shall be delivered to Landlord by Tenant. Upon any transfer by Landlord of its interest in the Premises or this Lease, Landlord shall have the right without consent of Tenant to assign the deposit to the transferee who shall assume all liability or obligations to Tenant in regard thereto, and Landlord shall thereupon be released and discharged of all such liability or obligations. The provisions of this Subsection 1.5 shall not be construed as liquidated damages, and shall not operate in any manner to reduce or release the obligations of Tenant hereunder, except insofar as the application of this money may reduce or satisfy an obligation to make payment of money. If Tenant is not in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant without interest within thirty (30) days after termination of this Lease.

Security Deposit
Check #________
Dated: ________
Received and Acknowledged:

Property Manager
Date: _________

RENEWAL OPTIONS	1.6 Tenant shall have the renewal options set forth in Exhibit “C” attached hereto.

TAXES, SPECIAL	1.7 Tenant shall pay prior to delinquency at any time during the term of the Lease that
ASSESSMENTS, they may be imposed, levied or assessed: (a) all ad valorem real and personal property taxes

LICENSES, ETC.
and special assessments against the Premises or any personal property thereon resulting from any improvements or alterations to the above-described use of the Premises by Tenant which are in excess of the amount of such prior to the beginning of the Lease term, (b) all license, franchise and permit fees or taxes. Promptly after demand thereof, Tenant shall furnish to Landlord satisfactory proof of payment of any or all items stated herein which are payable by Tenant.

ARTICLE II

FINISH BY LANDLORD/
    2.1 Tenant shall occupy space in “as-is” condition unless Landlord agrees to perform work pursuant to Exhibit “D”. Notwithstanding the foregoing, (i) Landlord represents and warrants that it has all appropriate permits and licenses to make the building available to Tenant and that the public portions of the building comply with all applicable state, county and local regulations, and (ii) Landlord acknowledges that there is mold in the southwest side of the Premises and that Landlord, at Landlord’s expense, shall fully remediate such mold in compliance with all state, local and federal regulations within fifteen (15) days of the date this Agreement is executed (the “Mold Remediation”).

BUILDING STANDARDS.
SERVICES TO BE        2.2 Landlord shall furnish Tenant while occupying the Premises the following services FURNISHED BY        on all days except as otherwise stated:
LANDLORD

    ( a ) Water, including cold water from mains for humidification, break rooms, drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's written consent, and hot water for lavatory and break room purposes from the regular Building supply at the prevailing temperature.

( b ) Heating and air conditioning (cooling), when necessary for normal comfort (75○F., 65○F.) in the Premises from 7:00 a.m. to 9:00 p.m., Monday through Friday and on Saturdays which are not holidays from 8:00 a.m. to 1:00 p.m. Landlord shall furnish Tenant with heating and air conditioning (cooling) when necessary for normal comfort in the Premises at times other than set forth in the immediately preceding sentence pursuant to the terms and conditions of the Building rules and temperature otherwise maintained by the air conditioning system. The heating and cooling system is on a master control, but also can be adjusted from the thermostats in the Premises. The heating and cooling system is available after hours stated herein for an additional charge of $25 per hour.

    ( c ) Electrical current for standard Building lighting fixtures provided by Landlord and electrical outlets for office equipment for ordinary purposes connected with the aforesaid use of the Premises. It is understood that services furnished under Section 2.2(b) and 2.2( c ) are Building standards, and all other electrical consumption by Tenant in the Premises including consumption for lighting fixtures, office equipment, air conditioning or heating beyond normal Building standards or Building hours shall be paid for by Tenant to Landlord at the rate charged to Landlord by the utility company providing the electricity.

    ( d ) Nightly housekeeping and janitor service Monday through Friday in and about the Premises. Tenant shall not provide any janitor services without Landlord's prior written consent, and then, only subject to the supervision of Landlord and at Tenant's sole expense and responsibility and by a janitor contractor or employee at all times satisfactory to Landlord.

    ( e ) Electrical lighting services and heating and air conditioning for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard.

    ( f ) Passenger and freight elevator service in common with Landlord and other tenants, from 7:00 a.m. to 6:00 p.m., Monday through Friday, and Saturday from 8:00 a.m. to 1:00 p.m. Such normal elevator service, passenger or freight, if furnished at other times, shall be deemed optional with Landlord and shall never be deemed a continuing obligation. Landlord, however, shall provide adequate passenger and freight elevator service daily at all times when normal passenger and freight service is not furnished. Automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph.

Landlord does not warrant that any service will be free from interruptions caused by repairs, renewals, improvements, changes of service, alterations, strikes, lockouts, labor controversies, civil commotion, riot, accidents, inability to obtain electrical power, fuel, steam, water, supplies or labor or other cause beyond the reasonable control of Landlord, provided, however, Landlord shall provide all such services in a commercially reasonable manner. Notwithstanding the foregoing, no interruption of service which is due to a cause beyond the reasonable control of Landlord shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease.

In the event that by agreement with Tenant, Landlord furnishes extra or additional services to be paid for by Tenant, such services shall be invoiced by Landlord to Tenant monthly and Tenant’s failure to pay for such invoiced services within ten (10) days after notice to Tenant shall authorize Landlord, in Landlord's discretion and without further notice, to immediately discontinue such services and terminate any agreement for such services.

Any additional service charges paid by Tenant to Landlord for extra or additional services pursuant to this Section 2.2 shall be subject to adjustment in the same manner as the rental as provided for in Section 1.4 hereof.

The Building shall provide an on-site courtesy officer during the hours of 6:00 a.m. to 12:00 a.m Monday through Friday, 8:00 a.m. to 12:00 a.m. on Saturday, and 12:00 p.m. through 12:00 a.m. on Sunday.

QUIET POSSESSION
2.3 Tenant shall keep and perform all of its covenants under this Lease on the part of Tenant to be performed, and so long as Tenant is not in default under this Lease Landlord shall guarantee to Tenant the quiet, peaceful and uninterrupted possession of the Premises.

ARTICLE III

LAWFUL USES
3.1 Tenant will maintain the Premises in a clean and healthful condition; and comply with all laws, ordinances, orders, rules, and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to use, conditions, or occupancy of the Premises.

INDEMNITY AND INSURANCE;
WAIVERS; SUBROGATION

3.2 Tenant is or shall become familiar with the Premises and acknowledges that, except for the Mold Remediation, the same are received by Tenant in a good state of repair, accepted by Tenant in the condition in which they are now or shall be when ready for occupancy and that Landlord shall not be liable to Tenant or Tenant's agents, employees, invitees or visitors for any injuries, death or damage to persons or property due to any condition, design or defect in the Building or its mechanical system or elsewhere in the Premises or the Building which may now exist or hereafter occur except where due to Landlord's sole negligence. Tenant acknowledges that prior to the Commencement Date, Landlord has undertaken the Mold Remediation and that the prior existence of mold and its removal and remediation has been disclosed to Tenant. Tenant accepts the Premises as suitable for the purposes for which the same are leased and assumes all risks of injury, death or damage to persons or property for which Tenant may become legally liable, and agrees that no representations, except such as are contained herein or endorsed hereon have been made to Tenant respecting the condition of the Premises. Provided, that if the Premises is being constructed or remodeled for Tenant and the date of this lease is prior to the completion of such construction or remodeling, the provisions of this Section 3.2 shall not apply until Tenant has signed a letter of acceptance of the condition of the Premises.

( a ) Insurance. Tenant shall at its expense procure and maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of not less than a combined single limit of Two Million Dollars $2,000,000 (the "Liability Insurance Amount"), insuring Tenant, Landlord, and Landlord's agents against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder, (3) commercial property insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant and others) in the Premises, (4) workman's compensation insurance containing a waiver of subrogation endorsement reasonably acceptable to Landlord in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than Two Million Dollars ($2,000,000), and (5) business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under (3) above or attributable to the prevention of access to the Building or Premises. Tenant shall furnish certificates of such insurance (with an additional insured endorsement in form CG 20 26 11 85 for the commercial general liability policy) and such other evidence satisfactory to Landlord of the maintenance of all insurance coverage required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or (if available) a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

( b ) Waiver of Negligence Claims, No Subrogation. Landlord and Tenant each waive any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, but only to the extent the same is insured against by such party under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvement, or business or is required to be insured against by it under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss; however, Landlord's waiver shall not include any commercially reasonable deductible amounts on insurance policies carried by Landlord. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

( c ) Indemnifications. Subject to the provisions herein, Tenant shall defend, indemnify, and hold harmless Landlord and Landlord's agents and their respective shareholders, directors, officers, employees, and partners from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any bodily injury and property damage claims arising from the negligence or willful misconduct of Tenant or its employees, agents, contractors or invitees. The foregoing indemnification provision shall survive termination or expiration of this Lease. Subject to the provisions herein, Landlord shall defend, indemnify, and hold harmless Tenant and Tenant’s agents and their respective shareholders, directors, officers, employees, and partners from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any bodily injury and property damage claims arising from the negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees. The foregoing indemnification provision shall survive termination or expiration of this Lease.

( d ) Landlord's Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible as described below if Landlord so chooses; and (2) commercial general liability insurance in such amounts and with such deductible amounts as would be maintained by a prudent Landlord by comparable properties. Additionally, Landlord may obtain and carry any other form or forms of insurance as it may reasonably desire or as any Landlord's Mortgagee may require.

The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Complex shall be limited to Tenant’s actual direct damages therefor and shall be recoverable only from the proceeds of sale on execution of the interest of Landlord in the Building in which the Premises are located, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies, which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

( e )    EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM LESSOR AND ANY OF THE AFFILIATES, OFFICERS, DIRECTORS, MEMBERS, MANAGERS OR EMPLOYEES OF THE OTHER PARTY OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY EACH PARTY OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

WASTE	3.3 Tenant shall not commit or permit any waste to be committed whatsoever.

NUISANCES
3.4 Tenant shall not create or allow any nuisance to exist in the Premises, and it shall abate promptly and free of expense to Landlord any nuisance that may arise. Landlord's determination of what constitutes a nuisance shall be binding on Tenant.

INVALIDATION OF	3.5 Tenant shall not suffer anything to be or remain upon or about the Premises which

INSURANCE	will invalidate any policy of insurance, which Landlord may now or hereafter have upon the Building.

INCREASED	3.6 Tenant shall not suffer anything to be or remain upon or about the Premises nor

PREMIUMS
carry on nor permit upon the Premises any trade or occupation or suffer to be done anything which may render an increased or extra premium payable for any insurance of the Premises or the Building against fire, casualty, liability or any other insurable causes, unless consented to in writing by Landlord. Regardless of whether Landlord has so consented or not, Tenant shall pay any such increased or extra premium within ten days after Tenant shall have been advised by Landlord of the amount thereof.

ALTERATIONS
3.7 Except as otherwise permitted herein or in the Building rules and regulations, Tenant shall not have the right to make changes, alterations, or additions to the Premises (including without limitation, floor coverings and fixtures) until Tenant has first obtained Landlord's approval in writing, which approval shall not be unreasonably withheld. Such changes, alterations, or additions, when made to the Premises by Tenant, shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination for any reason of this Lease; but this clause shall not apply to movable equipment or furniture (including partitioned office cubicle or furniture) of Tenant or such changes, alterations or additions to the Premises as may be removed from the Premises without causing damages thereto other than the diminution in value to the Premises resulting from such removal. In the event Tenant elects to remove any such item, it shall do so at its sole expense. Title to any item so removed shall immediately vest in Tenant without any action on the part of Landlord being required.

USE OF BUILDING	3.8 Tenant shall not, except to designate Tenant's business address (and then only in a

NAME
conventional manner and without emphasis or display) use the Building name or any simulation or abbreviation of such name for any purpose whatsoever. Landlord shall have the right to change the name of the Building at any time after six (6) months’ notice to all Tenants. Tenant will discontinue using any such name and any simulation or abbreviation thereof for the purpose of designating Tenant's business address before the date Landlord shall specify in its notice to Tenant after which the Building shall no longer be known by such name.

SIGNS
3.9 Tenant shall not paint, display, inscribe, maintain or affix any sign, picture, advertisement, notice, lettering or direction on any area outside the Premises except on hallway doors of the Premises, and then only such name or names or matter and in such color, size, style, character and materials as may first be approved by Landlord in writing. Landlord shall have the right to remove, at Tenant's expense, all matter other than that above provided for without notice to Tenant. Landlord shall install Tenant’s name on the Building directories and glass plaque on the third floor hallway leading to Suite 305.

DEFACING PREMISES         3.10 Tenant shall not place anything or allow anything to be placed near the glass of any

AND OVERLOADING
door, partition, wall or window, which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window coverings, or window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord, and Tenant shall not do any painting or decorating in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or the Building without the written consent of Landlord. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein while bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles. Furniture and other large or heavy articles may not be brought into the Building, removed therefrom or moved from place to place within any portion of the Premises or other portion of the Building or its equipment that would exceed the standard load limits as set forth in the rules of the Building.

REPAIRS
3.11 Tenant shall, at its costs and expense, repair and replace any damage or injury done to the Premises, or the Building, or any part thereof, caused by Tenant or its agents, employees, invitees, or visitors. Tenant shall also repair in the Premises: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) alterations performed by contractors retained by or on behalf of Tenant, including related HVAC balancing; and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory. Should Tenant fail to make such repairs or replacements within 15 days of occurrence of such damage or injury, Landlord may, at its option, make such repairs and replacements and Tenant shall pay the cost thereof to Landlord upon demand.

ASSIGNMENT OR	3.12 Tenant shall not assign or sublet the Premises, this Lease or any part thereof without

SUBLETTING
the prior written consent of Landlord, which shall not be unreasonably withheld, provided that Tenant provides Landlord notice of such sublessee or assignee (“transferee”) with copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's experience and credit worthiness and character. Tenant shall reimburse Landlord for its attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant's other obligations under this Lease. Landlord’s consent to any transfer shall not be deemed consent to any subsequent transfers.

ATTORNEY FEES
    3.13 Tenant shall pay all costs of collection, including reasonable attorney fees, if all or any part of the rent reserved herein is collected after maturity with the aid of any attorney; and Tenant shall also pay reasonable attorney fees in the event it becomes necessary for Landlord to employ an attorney to force Tenant to comply with any of the covenants, obligations or conditions imposed by this Lease

RULES OF BUILDING
    3.14 Tenant and Tenant's agents, employees and invitees will comply fully with all requirements of Rules of the Building which are attached hereto and, which are a part of this Lease as though fully set out herein. Landlord shall at all times have the right to change such rules and regulations or to amend them in such reasonable manner, not inconsistent with the terms of this Lease, as may be deemed advisable for safety, care and cleanliness of the Premises and for preservation of good order therein. Provided, however, Landlord shall notify Tenant of any change in such rules at least ninety (90) days before such rules are to go into effect. All rule and regulation changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant after the effective date.

ENTRY FOR REPAIRS	3.15 Landlord, its officers, agents, partners and representatives, and any mortgagee,

INSPECTING, ETC.
secured party or other creditor to whom or for whose benefit a lien against the interest of Landlord in the Building has been granted as security for the payment of any indebtedness of Landlord, shall each have the right to enter into and upon the Premises at all reasonable times, or in the case of emergency at any time, to inspect the same or make such repairs or alterations as they may deem necessary or desirable. However, such entry may only be made for a purpose reasonably related to the preservation of such party's security. Tenant shall also permit Landlord at all reasonable times or, in case of emergency, at any time to inspect, erect, use and maintain pipes, ducts, conduits and similar devices in, above and through the Premises, and to make any necessary repairs or alterations. Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no wise abate while said repairs and maintenance are being made, by reason or loss or interruption of the business of Tenant, or otherwise. Anything to the contrary contained in this Section 3.15 notwithstanding, except in the case of any emergency, any such repairs or alterations which are made by Landlord, unless and except they are made at the request of Tenant, shall not be made at times when they would unreasonably interrupt the normal business operations of Tenant, except with prior written approval of Tenant.

SURRENDER OF             3.16 Upon any termination of this Lease, by expiration, lapse of time or otherwise:
PREMISES

( a ) Tenant shall immediately vacate and surrender the Premises to Landlord in good order, condition and repair, reasonable wear and tear or casualty damage to be repaired by Landlord pursuant to Section 4.9 excepted.

( b ) Tenant shall surrender all door keys for the Premises to Landlord.

( c ) Tenant grants to Landlord full authority and right to enter upon the Premises and take possession thereof.

( d ) All installations, decorations, floor covering, fixtures, additions, hardware, light fixtures, non-trade fixtures and improvements, temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, all such installations, decorations, etc. placed there by Tenant at Tenant’s cost may be removed by Tenant at its sole expense if such removal can be accomplished without causing damage to the Premises other than the diminution in value to the Premises attributable to the installations, decoration, etc. that are removed. Title to any items so removed shall immediately vest in Tenant without any action on the part of Landlord being required.

LIENS
3.17 Tenant shall keep the Premises free from all liens which might arise from a third party's transaction with Tenant, including but not limited to the provision of services and the sale of goods and materials. If such lien does arise, then Tenant shall work diligently to cause such lien to be removed, extinguished or satisfied within thirty (30) days following written notice at the expense of Tenant.

REAL ESTATE             3.18 Tenant represents that Tenant has dealt directly with, and only with the following

BROKER
broker MOSES TUCKER REAL ESTATE, INC., Little Rock, Arkansas, (“Landlord’s Broker”) and REMAX PROPERTIES, Little Rock, Arkansas, (“Tenant’s Broker”) in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated or participated in the negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection with this Lease. Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

ARTICLE IV

RIGHTS RESERVED	4.1 Landlord shall have the following rights exercisable without notice or demand and

TO LANDLORD
without liability to Tenant for damage or injury to property, persons or business (all claims for damage thereof being hereby released by Tenant), and without effecting an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoffs or abatement of rent.

( a ) To name the Building and change the name or street address of the Building as set out in Section 3.8 above.

( b ) To install and maintain signs on the exterior and interior of the Building.

( c ) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises, and Tenant shall not replace any locks without the prior written consent of Landlord except locations within the Premises as Tenant determines, in its good faith business judgment, to have restricted access in order preserve, protect and maintain the security of Tenant’s confidential or security sensitive information or equipment.  With regard to such restricted areas, Tenant shall permit Landlord and Landlord’s agents to access, and shall provide keys or cards keys as necessary to access, such areas to address emergency situations.  An emergency situation is one that poses a threat of imminent bodily harm or property damage. If Landlord makes an emergency entry into a restricted area when no authorized representative of Tenant is present, Landlord shall provide notice to Tenant as soon as reasonably possible after that entry and shall take reasonable steps to secure the restricted area until a representative of Tenant arrives at the Premises.

.

( d ) To decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy during the last six months of the term hereof, provided that Tenant shall have then vacated the Premises, or at any time after Tenant abandons the Premises.

( e ) To enter the Premises at reasonable hours to make inspections, or to exhibit the Premises to prospective tenants, purchasers or others, or for other reasonable purposes.

( f ) To have access to all mail chutes according to the rules of the United States Post Office.

( g ) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays, subject, however, to Tenant's right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

( h ) To approve the weight, size and location of safes, computers and other heavy articles in and about the Premises and the Building and to require all such items and other office furniture and equipment to be moved in and out of the Building and the Premises only at such times and in such manner as Landlord shall direct and in all events at Tenant's sole risk and responsibility.

( i ) To decorate and to make at any time or times, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in and to the Premises, the Building or part thereof as Landlord may deem necessary or desirable and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through the Premises or any part of the Building all material and equipment required; and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that Landlord shall cause only such inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances.

( j ) To do or permit to be done any work in or about the Premises or the Building or any adjacent or nearby building, land, street or alley.

( k ) To grant to anyone the exclusive right to conduct any business or render any service in the Building.

( l ) To close the Building at 6:00 p.m. or such other reasonable time as Landlord may determine, subject, however, to Tenant's right to admittance under such regulations as shall be prescribed from time to time by Landlord and set out in the Rules of the Building, provided however, no such changes shall prohibit employees of Tenant from 24/7 access to the Building.

( m ) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to approve all internal lighting that may be visible from the exterior of the Building.

( n ) To have and retain a paramount title to the Premises free and clear of any act of Tenant.

( o ) To sell, assign or transfer all of Landlord's interest in the Lease.

( p ) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord, and to regulate the use thereof.

DEFAULT	4.2 The following events shall be deemed to be events of default by Tenant under the Lease:

( a ) Tenant shall fail to pay any installment of rent hereby reserved and such failure shall continue for a period of ten days after same is due.

( b ) Tenant shall fail to comply with any material term, provision or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

( c ) Tenant or any guarantor of Tenant's obligations shall make an assignment for the benefit of creditors.

( d ) Tenant or any guarantor of Tenant's obligations shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant or any guarantor of Tenant's obligations shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations thereunder and such adjudication shall not be vacated or set aside or stayed within the time permitted by law.

( e ) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations and such receivership shall not be terminated or stayed within the time permitted by law.

( f ) Tenant shall desert, vacate or abandon any substantial portion of the Premises.

( g ) Tenant shall fail to maintain any insurance that this Lease requires Tenant to maintain or shall fail to deliver any certificate of such insurance when required by this Lease.

Upon the occurrence of any of such events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(1) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any loss and damage which Tenant may suffer by reason of such termination, whether through failure to relet the Premises on satisfactory terms or otherwise.

(2) Without terminating this lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof for such term and at such rental and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting, the rentals received by Landlord shall be applied: first, to the payment of any indebtedness other than rent hereunder due from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting including brokerage fees and attorney's fees and costs of such alterations and repairs; third, to the payment of any rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than the rent to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord upon demand. No such re-entry or taking of possession by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention shall be given to Tenant; and any attempt by Landlord to mitigate its claim for damages against Tenant by reletting the Premises shall not be construed as a waiver of its right to damages under this section.

(3) To enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses Landlord may incur in this effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(4) Upon any event of default by Tenant all unpaid rent payments due under the terms of the lease shall be due and payable immediately upon demand by Landlord. Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided, or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other or succeeding violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

Tenant agrees upon any default hereunder on the part of Landlord that Tenant shall give written notice of such default by certified mail to each holder of any mortgage, deed of trust, security agreement, assignment of this Lease or other similar instrument, at such address as is provided under Section 4.11 of this Lease, and each such holder shall have thirty (30) days after receipt of said notice to cure the default before Tenant shall have any right to terminate this Lease because of the default.

If Landlord shall default or fail to perform any obligation as required pursuant to the provisions of this Lease, and, except in an emergency situation, such failure shall continue for thirty (30) days after written notice thereof by Tenant (unless performance cannot reasonably be completed within said thirty (30) day period, but Landlord has commenced performance within such period and diligently pursues completion thereof), Tenant, at Tenant’s election may (i) perform such obligation without liability to Tenant for any loss or damage, and upon completion thereof, Landlord shall pay the reasonable cost for performing such obligation within fifteen (15) days after presentation to Landlord of a bill therefor or (ii) terminate this Lease without penalty or liability to Landlord. In the event of an emergency, Tenant may commence to perform such obligation immediately. If Landlord does not pay such amount within thirty (30) days after Tenant sends notice thereof, Tenant shall have the right to set-off such amount against that portion of the next monthly installment(s) of rent payable hereunder. Tenant further agrees upon any default hereunder on the part of Landlord that Tenant shall give written notice of such default to each holder of any mortgage, deed of trust, security agreement, assignment of this Lease or other similar instrument, in the manner and at such address as is provided under Section 4.11 of this Lease, and each such holder shall have the same amount of time after receipt of said notice to cure the default before Tenant shall have any right to terminate this Lease because of the default. The foregoing shall be in addition to and not in limitation of any other rights and remedies available to Tenant at law or in equity as a result of Landlord’s default.

ESTOPPEL CERTIFICATE
4.3 From time to time, upon not less than ten (10) days prior request by Landlord, Tenant shall execute and deliver to Landlord and to any other person designated by Landlord a written estoppel certificate in the form attached hereto as Exhibit “F”, and containing such other matters as may be reasonably requested by Landlord.

SUBORDINATION OF        4.4 This Lease and all rights of Tenant hereunder are subject and subordinate to any
LEASE, ATTORNMENT

NON DISTURBANCE
deeds of trust, mortgages, security agreements, lease assignments or other instruments of security, as well as to any ground leases or primary leases, that now or hereafter cover all or any part of the Building, the land situated beneath the Building or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increase, renewals, modifications, consolidations, replacements and extensions of any of the foregoing. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the judgment of Landlord may be necessary or proper to confirm or evidence such subordination. Notwithstanding the generality of the foregoing provisions of this Section 4.4, Tenant agrees that any such mortgagee, secured party or assignee shall have the right at any time to subordinate any such deeds of trust, mortgages, security agreements, lease assignments or other instruments of security to this Lease on such terms and subject to such conditions as they may deem appropriate in their discretion. Provided, however, so long as Tenant is not in default in the payment of rent or in the performance of any of the terms of the Lease, Tenant's possession of the Premises and Tenant's rights and privileges under the Lease or any renewal thereof shall not be diminished or interfered with by any aforesaid mortgagee, secured party or assignee. Landlord shall include such a non-disturbance clause in any instrument creating a lien on the Building, provided that the form thereof shall be satisfactory to the holder of such lien. Tenant hereby irrevocably appoints Landlord as attorney in fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments. Tenant agrees to pay all rent due hereunder directly to any aforesaid mortgagee, secured party or assignee, or as Tenant may be directed by the same, upon the receipt of notice from the same that Landlord is in default under their particular security instrument. Tenant agrees in the event it is requested by such mortgagee, secured party or assignee, or any proceedings are brought for the foreclosure or enforcement of any such security instrument, to attorn to the holder of the same and to recognize them as Landlord under this Lease. Tenant agrees to execute and deliver at any time and from time to time upon the request of Landlord any instrument, which may be necessary or appropriate in any such event to evidence such attornment. Tenant hereby irrevocably appoints Landlord and the holder of such security instrument, or any of them, the attorney in fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instrument. Tenant further waives the provisions of any statute or law now or hereafter in effect which may give or support to give Tenant any right to terminate or otherwise adversely affect this Lease in the event any such foreclosure proceeding is brought. Tenant and Landlord further agree that any agreement by either of them to pay any leasing commissions in regard to the Lease shall not be enforceable against any party other than the party entering into such agreement, and such agreement shall at all times be subordinate and inferior to the lien of any aforesaid security instrument.

RENEWAL OR             4.5 No renewal or amendment of this Lease shall be binding on either party unless it

AMENDMENT	is in writing and signed by Landlord and Tenant.

HOLDING OVER
    4.6 Should Tenant or any of its successors in interest hold over the Premises or any part thereof after the expiration of the term of this Lease with Landlord’s consent, such holding over shall constitute and be construed as a tenancy from month to month only. In the event of a hold over without Landlord’s written consent, Tenant shall be deemed a tenant at sufferance and Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such hold over, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Tenant will pay as liquidated damages on the first day of each month during the holdover period an amount equal to one hundred twenty five percent (125%) of the rent paid or due to be paid during the last month of the term of this Lease. No receipt of money by Landlord from Tenant after termination of this Lease shall reinstate or extend this Lease or affect any prior notice given by Landlord to Tenant. Any extension of this Lease shall be in writing signed by Landlord and Tenant.

WAIVER OF	4.7 As part of the consideration for this Lease, Tenant hereby releases Landlord from all

LIABILITY
liability for damage to any property of Tenant located in or upon the Building which results from the negligence of Landlord to the extent any such loss or damage is covered by insurance maintained by Tenant. Also, as part of the consideration for this Lease, Landlord hereby releases Tenant from all liability for damage to any property of Landlord located in or upon the Building which results from the negligence of Tenant to the extent any such loss or damage is covered by insurance maintained by Landlord. Tenant and Landlord further covenant that any insurance maintained by either party shall contain an appropriate provision whereby the insurance company or companies consent to the foregoing mutual release of liability and so waive insurance subrogation rights to the extent of the agreement contained in this Section 4.7; provided that Landlord's release shall only be operative upon proof of insurance coverage and approval of said insurance by Landlord and its insurer.

COVENANTS TO RUN	4.8 All covenants, conditions, agreements, and undertakings in this Lease shall extend

TO HEIRS, ETC.
and inure to the benefit of Landlord and its successors and assigns, and to the heirs, executors, administrators, successors and assigns of Tenant the same as if they were in every case named and expressed; and except as herein otherwise provided, all said covenants, conditions and agreements shall be binding upon the successors and assigns, heirs, executors, and administrators of the respective parties.

DAMAGE BY FIRE OR	4.9 If any part of the Premises or a material portion of the building which affects

OTHER CASULATY
Tenant's occupancy is rendered untenantable by fire or other casualty, Landlord may elect (a) to terminate this Lease as of the date of the fire or casualty by notice to Tenant within sixty (60) days after the date, or (b) to repair, restore or rehabilitate the Building or the Premises at Landlord's expense (provided that Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the casualty in question), in which event this Lease shall not terminate but rent shall be pro-rated for that portion of the Premises that are untenantable and abated on a per diem basis for that portion of the Premises that is untenantable. If such damage is due to an act or omission of Tenant, then Landlord shall have such rights as are set forth herein at Tenant's cost and expense. If Landlord elects so to repair, restore, or rehabilitate the Building or the Premises, said work shall be undertaken and prosecuted with all due diligence and speed. In the event of termination of the lease pursuant to this Section 4.9, rent shall be apportioned on a per diem basis and paid to the date of the fire or casualty.

CONDEMNATION
    4.10 If the land or the building, or any part thereof, or any interest therein, be taken by virtue of eminent domain or for any public or quasi-public use or purpose, Landlord shall have the right to terminate this Lease at the date of such taking or within six months thereafter by giving Tenant thirty (30) days' prior notice of the date of such termination. Any interest which Tenant may have or claim to have in any award resulting from any condemnation proceedings shall be limited solely to the unamortized value of any permanent improvements to the structure of the Building paid for directly by Tenant and that portion of any award if it includes compensation for furniture, equipment or relocation expenses. All other condemnation awards, including but not limited to any award made on the basis of the leasehold estate created by this Lease, shall be the sole and separate property of Landlord.

NOTICES
4.11 Any notice required or desired to be given in connection with this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified below; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during normal business hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) business day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. Such notices shall be sent to the persons at the addresses reflected below or any other persons or addresses designated in writing by any such person entitled to receive notice pursuant to the terms of this Lease:

LANDLORD:    Arkansas Democrat-Gazette, Inc.
Attn: Property Manager
200 River Market Ave., Suite 501
Little Rock, AR 72201
Phone: (501) 376-6555
Fax: (501) 376-6699

TENANT:    Inuvo, Inc.
Attn: Richard Howe
500 President Clinton Ave., Suite 300
Little Rock, AR 7220
Phone: 501-205-8508
Fax:

It shall be the obligation of all persons entitled to receive any notice pursuant to this Lease to provide proper names and addresses to the person required to give such notice. All persons required to give such notices shall be deemed to have satisfied their duties to give notice by giving notice to the name at the address so provided. If no name and address is given by a mortgagee, secured party or other creditor then Tenant and Landlord have no duty to give notice to that particular mortgagee, secured party or other creditor failing to give the proper name and address until such is provided.

EXHIBITS AND	4.12 Submission of the Lease for examination does not constitute a reservation of or

EFFECTIVE DATE
option for leasing the Premises. The Lease becomes effective only upon execution and delivery by both Landlord and Tenant and approval by Landlord's mortgagee where such approval is required. All exhibits and riders attached to this Lease and initialed by Landlord and Tenant are incorporated into and made a part of this Lease.

TIME                 4.13 Time is of the essence in this Lease.

CAPTIONS	4.14 The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

OTHER AGREEMENTS
    4.15 This Lease contains the entire agreement of the parties hereto with respect to the matters contained herein and no other representations, promises, or agreements, oral or otherwise, have been made between the parties.

OTHER PROVISIONS        4.16    Rent shall be in accordance with the following schedule:

	Rentable	Annual	Monthly	Annual
Period	Square Feet	Base Rate	Amount	Total
Year 1	12,245	$14.00	$14,285.83	$171,429.96
Year 2	12,245	$14.28	$14,571.55	$174,858.60
Year 3	12,245	$14.57	$14,867.47	$178,409.64
Year 4	12,245	$14.86	$15,163.39	$181,960.68
Year 5	12,245	$15.16	$15,469.52	$185,634.24

ELECTRICAL METERING
4.17    Access to building standard electrical power is available. However, any additional or upgrades of electrical power, including but not limited to additional electrical circuits, installation of auxiliary HVAC, Uninterruptible Power Source/UPS, (the System), must be approved in writing by Landlord and paid for by Tenant. The System's power consumption may be determined by any means mutually determined by the parties to be reasonable, accurate and efficient, including metering, sub-metering, sample measurement or other means. The meter, its installation, metering, maintenance and associated utility costs with the System, shall be at the sole expense of Tenant.

FORCE MAJEURE
4.18    Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

HAZARDOUS MATERIALS
4.19    Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined by applicable law) on the Premises, or the Building, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Building except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and in compliance with all applicable environmental laws.

PARKING
4.20    Prior to the Commencement Date and continuing through the Term, Landlord shall secure thirty (30) parking spaces from the City of Little Rock in the River Market Parking Deck. Tenant shall lease the spaces back from Landlord at a cost of $65.00 per space per month plus any applicable tax. Tenant shall pay the cost for the parking along with their Rent. Notwithstanding anything to the contrary herein, in the event Landlord does not fulfill its obligations under this Section 4.20 Tenant may terminate this Lease without any further liability to Landlord upon thirty (30) days written notice. From time to time, Tenant may request additional spaces and if reasonably available, Landlord will secure such additional spaces for Tenant.

IN TESTIMONY WHEREOF, the above named Landlord and the above named Tenant have executed this instrument on the day and year set forth above in this Lease.

LANDLORD:

ARKANSAS DEMOCRAT-GAZETTE, INC.

By: /s/     Charles C. VanDeventer
Name:     Charles C. VanDeventer

Title: Treasurer and CFO________________

Date:__4/8/15_________________________

TENANT:

INUVO, INC.

By: /s/ John B. Pisaris

Name: John B. Pisaris_______________________
Title: General Counsel and Secretary

Date: 4/8/15________________________________

EXHIBIT “A”

FLOOR PLAN

(THIRD FLOOR)

SUITE 311
3,938 SF
RENTABLE
SUITE 302
5,436 SF
RENTABLE
SUITE 303
[redacted]
SUITE 305
[redacted]
SUITE 300
[redacted]
SUITE 301
12,303 SF
RENTABLE

CROMWELL

THIRD FLOOR
SCALE: 1" = 30'-0"

0 8 15 30 60

MUSEUM CENTER BUILDING
LITTLE ROCK, AR 4.1.13

4

EXHIBIT “B”

AMERICANS WITH DISABILITIES ACT

As the Landlord of Museum Center (the “Building”), Arkansas Democrat-Gazette, Inc., (the “Landlord”) maintains the Building in a condition which it believes is in substantial compliance with all laws, including the Americans With Disabilities Act (the “ADA”). However, as you can appreciate, it is virtually impossible to monitor “all laws” on a “daily” basis. Therefore, the Landlord must rely on its Tenants to provide information which it believes might be relevant in assuring compliance with particular rules, regulations, ordinances, or statutes, applicable to a particular tenant’s circumstances.

Based on the above, we understand that the Tenant has been given assess to the Building, in an effort to allow the Tenant the ability to satisfy itself of the Landlord’s compliance with the ADA, in particular. We also understand that as of the date of the lease, Tenant has determined that based on its inspection, it is not aware of any condition or circumstance which it believes would be a violation by the Landlord of the ADA. Further, Tenant will inform Landlord immediately of any condition which it believes could be a condition of non-compliance with the ADA, at which time the Landlord will address the condition within a reasonable time period of no less than thirty (30) days from receipt of said notice.

EXHIBIT “C”

RENEWAL OPTION
If Tenant is not then in default of its obligations under this Lease and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for two (2) additional periods of five (5) years each, by delivering written notice of the exercise thereof to Landlord not later than one hundred twenty (120) days before the expiration of the term. The monthly rent installment payable for each month during such extended term shall be the lesser of (i) the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended term, for renewals of space in the Building, of equivalent quality, size, utility and location, with the length of the extended term and the credit standing of Tenant to be taken into account, or (ii) (A) for the first renewal period, $15.46 per square foot; or (b) for the second renewal period, the price per square foot in effect during the final year of the first renewal period plus 2% (in each case, the “Carryover Rental Rate”). Within thirty (30) days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to the monthly rent installment, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:
(a)    The monthly rent installment shall be adjusted to the Prevailing Rental Rate or the Carryover Rental Rate;
(b)    Tenant shall have no further renewal options except as set forth above unless expressly granted by Landlord in writing; and
(c)    Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.
Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is properly terminated by Landlord, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises without the required consents, (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

EXHIBIT “D”

TENANT FINISH-WORK: ALLOWANCE
1.    Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.
2.    Space Plans.
(a)    Preparation and Delivery. On or before the tenth (10th) day following the date of this Lease (such earlier date is referred to herein as the “Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by a design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”).
(b)    Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five (5) business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three (3) business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Tenant fails to timely deliver such Space Plans, then each day after the Space Plans Delivery Deadline that such Space Plans are not delivered to Landlord shall be a Tenant Delay Day (defined below).
3.    Working Drawings.
(a)    Preparation and Delivery. On or before twentieth (20th) day following the date on which the Space Plans are approved by Landlord and Tenant (such earlier date is referred to herein as the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable laws. If Tenant fails to timely deliver such drawings, then each day after the Working Drawings Delivery Deadline that such drawings are not delivered to Landlord shall be a Tenant Delay Day.
(b)    Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten (10) business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five (5) business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If the working drawings are not fully approved by both Landlord and Tenant by the twentieth (20th) business day after the delivery of the initial draft thereof to Landlord, then each day after such time period that such working drawings are not fully approved by both Landlord and Tenant shall constitute a Tenant Delay Day.
(c)    Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s structure or the Building’s systems, then the working drawings pertaining thereto must be approved by Landlord’s engineer. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s structure or the Building’s systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s Common Areas or elevator lobby areas (if any), (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in substantial accordance with the Working Drawings.
4.    Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (1) if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building’s structure or the Building’s systems (including the Building’s restrooms or mechanical rooms), (b) the exterior appearance of the Building, or (c) the appearance of the Building’s Common Areas or elevator lobby areas (if any), or (2) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.
5.    Definitions. As used herein, a “Tenant Delay Day” shall mean each day of delay in the performance of the Work that occurs (a) because of Tenant’s failure to timely deliver or approve any required documentation such as the Space Plans or Working Drawings, (b) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans, Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (c) because of any change by Tenant to the Space Plans or Working Drawings, (d) because Tenant fails to attend any meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans, Working Drawings, or in connection with the performance of the Work, (e) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials, or (f) because a Tenant Party otherwise delays completion of the Work. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises has been performed in substantial accordance with the Working Drawings, as reasonably determined by Landlord (other than any details of construction, mechanical adjustment or other similar matter, the non-completion of which does not materially interfere with Tenant’s use or occupancy of the Premises).
6.    Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and within three (3) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within thirty (30) days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.
7.    Excess Costs. The entire cost of performing the Work (including design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease.
8.    Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $200,000.00 (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. Payment of the Construction Allowance shall be as follows:

No more frequently than once per month, Landlord shall make payments to Tenant for the work performed at the Premises during the previous month. Each of Landlord’s progress payments shall be limited to an amount equal to the aggregate amounts theretofore paid by Tenant or for which payment by Tenant is due (as certified by Tenant’s independent architect (Such architect approved by Landlord) to Tenant’s contractors, subcontractors and material suppliers which have not been subject to previous disbursements from the Construction Allowance (provided that ten percent (10%) retainage shall be withheld from all but the final payment). Such progress payments shall be made within five (5) business days next following the delivery to Landlord of requisitions therefor, signed by Tenant, which requisitions shall set forth the names of each contractor, subcontractor and material supplier to whom payment is due, and the amount thereof, and shall be accompanied by (A) a conditional waiver and release of lien upon progress payment in the form reasonably acceptable to Landlord from Tenant’s general contractor, and (B) a written certification from Tenant’s Architect that the work for which payment is being requested has been completed substantially in accordance with plans previously approved by Landlord. Notwithstanding anything to the contrary set forth herein, if Tenant does not pay any contractor or supplier as required by this provision, Landlord shall have the right, but not the obligation, to promptly pay to such contractor or supplier all sums so due from Tenant, and Tenant agrees the same shall be deemed Additional Rent and shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefor. The final payment of the Construction Allowance (and the Additional Allowance described below, if applicable) shall be payable to Tenant only upon: (i) completion of all Work to Landlord’s satisfaction; (ii) Tenant’s delivery to Landlord of a true copy of its Certificate of Occupancy (or similar governmental occupancy permit); (iii) Landlord’s satisfaction that all bills have been paid to Tenant’s contractors, subcontractors and professionals (including without limitation final lien waivers); and (iv) Tenant’s commencement of business in the Premises. The Construction Allowance (and the Additional Allowance, if requested within the time period set forth below) must be used within three (3) years following the Commencing Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto
The Construction Allowance must be used within twelve (12) months following the Commencing Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto.

9.    Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Arkansas Democrat-Gazette, Inc. c/o Moses Tucker Real Estate, Inc.
Roxanne Litchholt, Property Manager
rlitchholt@mosestucker.com
Telephone: 501-376-6555

Tenant’s Representative:	c/o Telephone: Telecopy:

EXHIBIT “E”

CONFIRMATION OF COMMENCEMENT DATE
_______ _______ 20__
__________________________

__________________________

__________________________

__________________________
Re:    Lease Agreement (the “Lease”) dated _________, 20__, between _______________ (“Landlord”), _________________(“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.
Ladies and Gentlemen:
Landlord and Tenant agree as follows:
1.    Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.
2.    Commencement Date. The Commencement Date of the Lease is __________, 20___.
3.    Expiration Date. The Term is scheduled to expire on the last day of the full calendar month of the Term, which date is ______________.
4.    Contact Person. Tenant’s contact person in the Premises is:

Attn:

5.    Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
6.    Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.
Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.
Sincerely,
________________, a _________________

By:
Name:
Title:

Agreed and accepted:
INUVO, INC.
By:
Name:
Title:
EXHIBIT “F”
FORM OF TENANT ESTOPPEL CERTIFICATE
The undersigned is the Tenant under the Lease (defined below) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:
1.    The Lease consists of the original Lease Agreement dated as of ___________, 200___ between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”): ______________________________________________________________________________ ___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________.
The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.
2.    The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.
3.    The Term commenced on __________________, 200__, and the Term expires, excluding any renewal options, on _____________________, 200__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.
4.    Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”): ________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
5.    All monthly installments of rent have been paid when due through ______________. The current monthly installment of rent is $___________________.
6.    All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.
7.    As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.
8.    No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.
9.    If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
10.    There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.
11.    Other than as approved by Landlord in writing and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
12.    All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.
Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.
Executed as of ________________________, 200_.
[TENANT’S SIGNATURE BLOCK],
a
By:
Name:
Title:

BUILDING RULES AND REGULATIONS

1.
Landlord shall provide all locks for doors in Tenant's leased area and no tenant shall alter any lock or install a new or additional bolt on any door for the Premises without prior written consent of Landlord.

2.	Landlord will provide and maintain in the lobby of the Building an alphabetical directory of the tenants and no other directory shall be permitted without previous consent in writing by Landlord.

3.
The Tenant shall not use the name of the Building, or any simulation or abbreviation thereof, or any name which, regardless of the spelling thereof, has the same or a similar sound as its name, or as part of its name without Landlord's prior written consent. Tenant may use the address of the Building as the address of its business but shall not use pictures of the Building without Landlord's prior written consent.

4.
No signs will be allowed in any form on windows inside or out, and no signs will be permitted on exterior identification pylons, if any, or in the public corridors or on corridor doors or entrances to Tenant's space, except in uniform locations and uniform styles affixed by the Landlord. Landlord for Tenant will contract for all signs at the rate fixed by Landlord from time to time, and Tenant will be billed and will pay for such service.

5.
Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Building.

6.
Movement into or out of the Building of furniture, office equipment or other bulky materials, or movement through Building entrances or lobbies shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord or its agent and in the manner agreed upon in writing between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant shall include determination by Landlord, and subject to his decision and control, of the time, method, and routing of movement, limitations imposed by safety or other matters which may prohibit any article, equipment or other item from being brought into the Building. Tenant shall assume all risk for damage to articles moved, other property, and injury to persons or public regardless of whether they are engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with such movement; and Landlord shall not be liable for acts of any person engaged in or damage or loss to any of said property or persons or otherwise resulting from any act in connection with such service performed for Tenant. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any such damage, injury or loss, including attorney's fees.

7.
Tenant and its Tenant and its employees will present adequate identification when entering and/or leaving the Building on Saturday, Sunday, and holidays, and before or after normal working hours on other days.

8.
Landlord will not be responsible for lost or stolen property, equipment, money or jewelry from the Premises or public areas regardless of whether such loss occurs where the area is secured against entry.

9.	No portion of Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

10.	No birds, animals or bicycles shall be brought into or kept in, about or on the Building except dogs used to assist physically impaired individuals.

11.
Tenant shall not place, install or operate on the Premises or in any part of the Building any engines, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the premises any explosives, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosive or hazardous materials without the prior written consent of the Landlord. Notwithstanding the foregoing Tenant is permitted to use microwave ovens in the Premises.

12.
None of the entries, passages, doors or hallways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas or such areas be used at anytime, except for access or egress by Tenant, tenant's agents, employees or invitees.

13.	Tenant and its employees, agents and invitees, shall observe and comply with the driving and the parking signs and markers surrounding the Building.

14.
Tenant shall not overload floors and Tenant must have Landlord's prior written consent as to size, maximum weight, routing and location of business machines, safes and heavy objects. All damage done to the Building by placing in or taking out any property of Tenant from the Building shall be repaired promptly at the expense of the Tenant.

15.
To insure orderly operation of the Building, no ice, minerals or other beverage, food, towels, newspapers, etc. shall be delivered to the Premises except by persons and at times approved by Landlord in writing.

16.
Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and Tenant shall bear the expense to repair any breakage, or stoppage on the Premises or otherwise caused by Tenant, its agent, employee or invitee

.

17.
Tenant shall not make any room canvass to solicit business from other Tenants in the Building and shall not exhibit, or sell or offer to sell, use, rent or exchange any item of service in or from the Premises unless ordinarily embraced within Tenant’s use of the Premises specified herein.

18.	No Tenant shall install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without written consent of the Landlord.

19.
No Tenant, agent, employee, or invitee shall use a hand truck except those equipped by rubber tires and side guards. No other vehicle of any kind shall be brought into the Building or kept in or about the Premises.

20.
Each Tenant shall store all its trash and garbage within its Premises and mark and place excess trash near the front door at the end of each business day for removal by the janitorial personnel. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Little Rock without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

21.
Tenant shall not permit odors to emanate from the Premises nor allow any objectionable noise to emanate from the Premises. Tenant, its customers, invitees and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows, which would be unsightly from the Building corridor or from the exterior of the Building and will promptly remove same upon notice from Landlord.

22.
Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

23.	Tenant shall keep corridor doors closed.

24.	Peddlers, solicitors and beggars shall be reported to the building management.

25.
No person or contractor not employed by Landlord shall be used to perform janitorial work, window washing, cleaning, decorating, repair or other work on the premises without express written consent of Landlord.

26.
Tenant shall comply with all applicable federal, state, and municipal laws, ordinances and regulations and shall not directly or indirectly make any use of the Premises which may be prohibited by the same or which may be dangerous to person or property or may increase the cost of insurance or require additional insurance coverage.

27.
Tenant shall not make any improvements, alterations, additions or installations in or to the Premises without Landlord's prior written consent. Landlord's decision to refuse such consent shall be conclusive. If Landlord consents to such improvements, alterations, additions or installations before commencement of the work or delivery of any materials onto the Premises or into the Building, Tenant shall furnish Landlord with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses and indemnification in such form and amount as may be satisfactory to Landlord and waivers of lien against any and all claims, cost, expenses, damages and liabilities which may arise in connection with the work.

28.
Tenant hereby covenants and agrees not to place or permit to be placed any lien or liens on or against the Premises, the Building and the property. Further, Tenant does hereby waive, relinquish and disclaim any right or power to cause any lien to attach to the Landlord's interest in the Premises, the Building and the property, and Tenant does hereby agree to hold harmless, indemnify and defend Landlord from and against any such lien or liens.

29.
Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such rules and regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such rule and regulations against any or all of the tenants in the Building.

30.	Smoking is prohibited in all areas of the Building.

31.	Landlord reserves the right to make additional rules and regulations which in its judgment are needed for the safety, care and cleanliness of the Building, and the preservation of good order.

32.	The use of portable space heaters is strictly prohibited.

33.    The use of burning candles is strictly prohibited.

34.	The use of live (natural) seasonal greenery is strictly prohibited, including, but not limited to trees, garland, etc.

35.
The use, exhibition or concealment of handguns is strictly prohibited in the building. The only exceptions to the rule are those persons authorized by their job to be in possession of a firearm (i.e., police, etc.)

DAL:496861.2